Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 16, 2023 relating to the consolidated financial statements of Panbela Therapeutics, Inc. (the “Company”) and its subsidiaries, as of and for the year ended December 31, 2022, and to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

May 8, 2023